UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
On June 12, 2009, during the annual meeting (“Annual Meeting”) of the stockholders of Alaska Communications Systems Group, Inc. (“ACS,” “we,” “our” or the “Company”), a motion was approved to adjourn the Annual Meeting without taking action on any of the proposals in the Proxy Statement.
In order to facilitate approval for Proposal 2 the Compensation and Personnel Committee of the Board of Directors proposes a three-year average twelve-month burn rate with respect to awards granted under the Plan (as defined in Proposal 2) between July 10, 2009 and December 31, 2012 not to exceed 2% of the Company’s outstanding common stock.
The Annual Meeting was adjourned until July 10, 2009, 10:00 a.m., Alaska time, at which time a vote will be concluded on all of the proposals in our proxy statement dated April 30, 2009 (the “Proxy Statement”).

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